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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NeoMagic Corporation for the registration of 1,667,000 shares if its common stock and to the incorporation by reference therein of our reports dated, February 7, 2003, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
May 29, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS